Exhibit 1.2

CANADIAN SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of December 22, 2016, between BioAmber Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and applicable exemptions from the prospectus requirements provided for under the securities laws of the provinces and territories of Canada and the regulations prescribed thereunder, as well as all published rules, policy statements and blanket orders, rulings and decisions of the securities regulatory agencies of the provinces and territories of Canada (collectively, the “Canadian Securities Laws”), the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.5.

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the US Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Canadian Exchange” shall have the meaning ascribed to such term in Section 2.2.

“Canadian Securities Laws” shall have the meaning ascribed to such term in the preamble.

“Closing” means the closing of the purchase and sale of the Purchase Warrants pursuant to Section 2.3.

“Closing Date” shall have the meaning ascribed to such term in Section 2.3.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.01 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Escrow Agent” shall have the meaning ascribed to such term in Section 2.2.

“Escrow Agreement” means the escrow agreement entered into between the Company and the Escrow Agent providing for the deposit and release of the Subscription Amount in the manner specified in Section 2.2.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(s).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(bb).

“Intellectual Property” shall have the meaning ascribed to such term in Section 3.1(p).

“Liens” means a lien, charge pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(n).

“NI 45-106” means National Instrument 45-106 Prospectus Exemptions of the Canadian Securities Administrators.

“OSA” means the Securities Act (Ontario).

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“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Placement Agent” means, collectively, Rodman & Renshaw, a unit of H.C. Wainwright, Co., LLC., and AltaCorp Capital Inc.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchase Warrants” means the purchase warrants of the Company issued or issuable to each Purchaser pursuant to this Agreement, each substantially in the form of Schedule 1.1.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.8.

“Qualification Date” shall have the meaning ascribed to such term in Section 2.2.

“Qualification Deadline” shall have the meaning ascribed to such term in Section 2.2.

“Qualification Prospectus” shall have the meaning ascribed to such term in Section 2.2.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the US Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the US Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for Purchase Warrants purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

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“Subsidiary” means any subsidiary of the Company set forth on Exhibit 21.1 filed as an exhibit to the Company’s most recent Annual Report on Form 10-K and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Purchase Warrants, the Escrow Agreement and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder together with the Underwriting Agreement and any other documents and agreements executed in connection with the transactions contemplated by the US Offering;

“Transfer Agent” means Computershare Trust Company, N.A., the current transfer agent of the Company, with a mailing address of 250 Royall Street, Canton, Massachusetts 02021 and a facsimile number of (781) 575-4647, and any successor transfer agent of the Company.

“Underlying Share” shall have the meaning ascribed to such term in Section 2.2.

“Underwriting Agreement” means the underwriting agreement entered into on the date hereof between the Company and the underwriters named in schedule 1 thereto related to the US Offering.

“US Offering” means the concurrent underwritten offering of 1,748,750 shares of Common Stock of the Company at a price of $4.00 per share (and at an aggregate purchase price of $6,995,000).

“US Securities Act” shall mean the Securities Act of 1933, as amended.

ARTICLE II.

PURCHASE AND SALE OF PURCHASE WARRANTS

2.1 Purchase and Sale of Purchase Warrants. Upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and each Purchaser agree, severally and not jointly, to purchase a Purchase Warrant representing the right to receive the number of shares of Common Stock (as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Purchase Warrants”) (each such share of Common Stock, an “Underlying Share”) on the exercise or deemed exercise of the Purchase Warrant, up to an aggregate of 2,224,199 Underlying Shares, each issued at a price of $4.00 per associated Underlying Share.

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2.2 Terms of the Purchase Warrants. At the Closing, the Purchaser’s Subscription Amount shall be deposited in escrow with Computershare Trust Company, N.A., in its capacity as Escrow Agent (the “Escrow Agent”) pursuant to the Escrow Agreement. Each Purchase Warrant shall entitle the holder thereof to receive the number of Underlying Shares as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Purchase Warrants” on the exercise or deemed exercise of the Purchase Warrant. Each Purchase Warrant shall be exercisable (in whole or in part) by the holder thereof at any time after the Closing Date for no additional consideration, and all unexercised Purchase Warrants shall be deemed to be exercised (for no additional consideration) on the third Business Day after the date (the “Qualification Date”) upon which the last of the following events occurs: (i) a receipt is issued for a final prospectus (the “Qualification Prospectus”) by the securities regulatory authority in the Province of British Columbia qualifying for distribution the Underlying Shares issuable upon the exercise or deemed exercise of the Purchase Warrants, and (ii) the shares of Common Stock are accepted for listing on either the Toronto Stock Exchange or the TSX Venture Exchange (either such exchange being hereinafter referred to as the “Canadian Exchange”). Immediately upon the exercise or deemed exercise of any Purchase Warrant, the Subscription Amount in respect of the Purchase Warrant (or portion thereof) that has been exercised shall be released by the Escrow Agent to the Company. If the Qualification Date does not occur on or before the 120th day following the Closing Date (the “Qualification Deadline”), then the Subscription Amount in respect of each Purchase Warrant (or portion thereof) that has not been exercised by such time shall promptly be refunded by the Escrow Agent to the Purchaser thereof and the Purchase Warrants shall become null and void and shall no longer entitle the holders thereof to acquire any shares of Common Stock.

2.3 Closing. The completion of the purchase and sale of the Purchase Warrants (the “Closing”) shall occur at a place and time (the “Closing Date”) to be specified by the Company, but not later than December 30, 2016 and of which each Purchaser will be notified with at least three days’ notice in advance by the Company. At the Closing, subject to the satisfaction of the closing conditions set forth in Section 2.4, (i) the Company shall issue and deliver to each Purchaser the Purchase Warrants purchased thereby and (ii) each Purchaser shall pay such Purchaser’s Subscription Amount to the Escrow Agent in immediately available funds, which funds shall be held in escrow in accordance with the terms set forth in Section 2.2.

2.4 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) on the Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed;

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(iii) the delivery by each Purchaser of such Purchaser’s Subscription Amount as set forth in Section 2.3; and

(iv) the conditions to closing of the US Offering shall have been satisfied and the US Offering shall be consummated on the Closing Date.

(b) The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii) there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(iv) from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Purchase Warrants at the Closing.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the SEC Reports, which SEC Reports shall be deemed a part hereof and shall qualify any representation or otherwise made, the Company hereby makes the following representations and warranties to each Purchaser:

(a) Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Exhibit 21.1 filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 21, 2015, except with respect to BioAmber International, s.à r.l., a Luxembourg entity that was a wholly-owned subsidiary of the Company, which has been liquidated and dissolved on November 4, 2016, all its assets and obligations having been assigned to the Company as part of such transaction. The Company owns,

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directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. If the Company has no subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.

(b) Organization and Qualification. The Company and each of its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”), provided that any of the following, either alone or in combination, shall not be deemed a Material Adverse Effect: (w) a change in the market price or trading volume of the Common Stock, (x) effects caused by changes or circumstances affecting general market conditions in the U.S. economy or which are generally applicable to the industry in which the Company operates, provided that such effects are not borne disproportionately by the Company, (y) effects resulting from or relating to the announcement or disclosure of the sale of the Purchase Warrants or other transactions contemplated by this Agreement or the Transaction Documents, or (z) effects caused by any event, occurrence or condition resulting from or relating to the taking of any action in accordance with this Agreement or the Transaction Documents) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of this Agreement and the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will

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have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Purchase Warrants and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, provincial, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.4 of this Agreement, (ii) the notice and/or application(s) to each applicable Trading Market for the issuance of the Underlying Shares and the listing of the Underlying Shares for trading thereon in the time and manner required thereby, (iii) the filing of a prospectus supplement with the Commission and such filings as are required to be made under applicable state securities laws; (iv) the filing of Form 45-106F1 adopted pursuant to NI 45-106, together with the payment of all requisite fees; (v) the filing of the Qualification Prospectus as contemplated by Section 2.2; and (vi) such filings as may be required in order to list the shares of Common Stock on the Canadian Exchange as contemplated by Section 2.2 (collectively, the “Required Approvals”).

(f) Issuance of the Purchase Warrants and Underlying Shares. The Purchase Warrants and the Underlying Shares are duly authorized, when the Purchase Warrants are

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issued and paid for in accordance with the applicable Transaction Documents they will be duly and validly issued as fully paid and when the Underlying Shares are issued upon the exercise or deemed exercise of the Purchase Warrants they will be duly and validly issued as fully paid and non-assessable, in each case free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement. The sale through the Canadian Exchange of the Underlying Shares issued upon the deemed exercise of the Purchase Warrants shall not be subject to any resale restrictions under applicable Canadian Securities Laws.

(g) Capitalization. The authorized capitalization of the Company is as set forth in the SEC Reports. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and employee equity incentive plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Purchase Warrants and as set forth in the SEC Reports, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or capital stock of any Subsidiary. Except as set forth in the SEC Reports, the issuance and sale of the Purchase Warrants will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. Except as set forth in the SEC Reports, there are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except for the Required Approvals, no further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Purchase Warrants. Except as set forth in the SEC Reports, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

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(h) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the US Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the US Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the US Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than in connection with repurchases of unvested stock issued to employees of the Company or net-exercise rights contained in the Company’s convertible securities) and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans or employee equity incentive plans and purchases of the Company’s Common Stock by certain of the Company’s

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officers, directors and Affiliates in the Company’s public offering in January 2016. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Purchase Warrants contemplated by this Agreement or as set forth on Schedule 3.1(i), no event, liability, fact, circumstance, occurrence or development has occurred or exists, or is reasonably expected to occur or exist, with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made.

(j) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending in writing or, to the knowledge of the Company, threatened against the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or (ii) would, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor, to the Company’s knowledge, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the US Securities Act.

(k) Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which would reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. Notwithstanding the preceding, following an application for certification recently received and a vote recently held, it is expected that the employees of BioAmber Sarnia Inc., a subsidiary of the Company, will be unionized in the province of Ontario, Canada, subject to the negotiation and execution of a collective bargaining agreement between BioAmber Sarnia Inc. and the union having filed the application for certification. To the knowledge of the Company, no executive officer of the Company or any Subsidiary is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S.

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federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree, or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m) Environmental Laws.

(i) The Company and its subsidiaries (i) are and have been in compliance with any and all applicable European Union, national, federal, provincial, state, municipal and local laws, statutes, directives, regulations, policies and guidelines relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to the Company’s or its Subsidiaries’ business as currently conducted, except any noncompliance that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (ii) have received all permits, certificates of authorization, certificates of approval, licenses or other approvals required of them under applicable Environmental Laws (the “Environmental Permits”) to conduct their respective businesses, except where the failure to have so received would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (iii) are and have been in compliance with all terms and conditions of any such Environmental Permits, except in each case where such failure to be in compliance or to obtain an Environmental Permit would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(ii) Except as would not have a material effect on capital expenditures, earnings or the competitive position of the Company and its subsidiaries, the Company is not aware of any costs or liabilities associated with Environmental Laws (including without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Environmental Permits, any related constraints on operating activities and potential liabilities to third parties), and there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed;

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(iii) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the Company nor any of its subsidiaries owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws; and the Company is not aware of any pending investigation which would reasonably be expected to lead to such a claim.

(n) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(o) Title to Assets. Except as set forth in the SEC Reports, the Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(p) Intellectual Property. The Company and the Subsidiaries, own, possess, or license the rights to use all patents, patent applications, trademarks and service marks, certification marks, business names, trade names, works of authorship, copyrights, inventions, processes, trade secrets, technology, software, know-how, confidential or proprietary information and other intellectual property, including provisionals, divisions, continuations continuations-in-part, re-examinations, re-issues, registrations, applications, renewals, foreign counterparts and equivalent protections with respect to any of the foregoing (collectively, the “Intellectual Property”) sufficient and necessary for the conduct of their respective businesses as now conducted or as proposed to be conducted in the SEC Reports, except where the failure to own, possess or license such rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Further, (i) the conduct of the business of the Company and the Subsidiaries as currently conducted, does not infringe, misappropriate or otherwise violate the intellectual property rights of any person in any respect; (ii) to the Company’s knowledge, there is no infringement by third parties of any Intellectual Property used in the businesses of the Company or any of its subsidiaries; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim (“Action”) by any person challenging the Company’s rights in or to any Intellectual Property, and the

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Company is unaware of any facts which would form a reasonable basis for any such Action; (iv) there is no pending or, to the Company’s knowledge, threatened Action by any person challenging the validity, enforceability or scope of any such Intellectual Property, and the Company is unaware of any facts, including a failure to make the necessary registrations or filings, which would form a reasonable basis for any such Action; (v) there is no pending or, to the Company’s knowledge, threatened Action by any person that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property right of any person, and the Company is unaware of any other fact which would form a reasonable basis for any such Action; and (vi) the Company and the Subsidiaries have at all times used commercially appropriate security controls to restrict the use and disclosure of trade secrets and other proprietary or confidential information of the Company and the Subsidiaries, except in each case covered by clauses (i) through (vi) such as would not, if determined adversely to the Company or any of its subsidiaries, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary for companies of similar size as the Company in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the aggregate Subscription Amount. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(r) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(s) Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. The Company and the Subsidiaries maintain a

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system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company or its Subsidiaries.

(t) Certain Fees. Other than the fees payable to the Placement Agent, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(u) Canadian Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no filing of a prospectus under the Canadian Securities Laws is required for the offer and sale of the Purchase Warrants by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Purchase Warrants hereunder does not contravene the rules and regulations of the Trading Market.

(v) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Purchase Warrants, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

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(w) Registration Rights. Except as set forth in the SEC Reports, other than each of the Purchasers, no Person has any right to cause the Company or any Subsidiaries to effect the registration under the US Securities Act of any securities of the Company or any Subsidiary.

(x) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to terminate, or which to its knowledge is likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received written notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(y) Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Purchase Warrants and the Purchasers’ ownership of the Purchase Warrants or the Underlying Shares.

(z) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including this Agreement, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2.

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(aa) No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Purchase Warrants to be integrated with prior offerings by the Company, other than the Company’s underwritten offering of Common Stock on the date hereof, for purposes of (i) the US Securities Act which would require the registration of any such securities under the US Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(bb) Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the release from escrow to the Company of the proceeds from the sale of the Purchase Warrants hereunder: (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). After giving effect to the release from escrow to the Company of the proceeds from the sale of the Purchase Warrants hereunder, the Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. All outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments are disclosed in the SEC Reports. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $1,000,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $1,000,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(cc) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all required United States federal, state and local income and all foreign income and franchise tax returns, reports

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and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, with respect to which adequate reserves have been set aside on the books of the Company and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(dd) Reserved.

(ee) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of FCPA.

(ff) Accountants. The Company’s independent registered public accounting firm is Deloitte LLP. To the knowledge and belief of the Company, such accounting firm: (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the fiscal year ending December 31, 2016.

(gg) No Disagreements with Accountants. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants formerly or presently engaged by the Company.

(hh) Acknowledgment Regarding Purchasers’ Purchase of Purchase Warrants. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Purchase Warrants. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

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(ii) Acknowledgment Regarding Purchaser’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Sections 3.2(f) and 4.12), it is understood and acknowledged by the Company that: (i) none of the Purchasers has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Purchase Warrants or the Underlying Shares for any specified term, (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities, (iii) any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, may presently have a “short” position in the Common Stock and (iv) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) one or more Purchasers may engage in hedging activities at various times during the period that the Purchase Warrants and the Underlying Shares are outstanding, and (z) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(jj) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Purchase Warrants or Underlying Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Purchase Warrants or Underlying Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Placement Agent in connection with the placement of the Purchase Warrants.

(kk) Stock Option Plans. Each stock option granted by the Company under the Company’s stock option plan was granted (i) in accordance with the terms of the Company’s stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(ll) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

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(mm) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser’s request.

(nn) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(oo) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(pp) Certain Fees. No person or entity will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or a Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, other than the Placement Agent with respect to the offer and sale of the Shares (which placement agent fees are being paid by the Company). The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this paragraph (u) that may be due in connection with the transactions contemplated by the Transaction Documents. The Company shall indemnify, pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out-of-pocket expenses) arising in connection with any such right, interest or claim.

(qq) The Purchase Warrants and Underlying Shares are being issued pursuant to the Company’s Registration Statement on Form S-3 (File number 333-196470) under the US Securities Act (including the information incorporated by reference therein or otherwise deemed to be part thereof, the “Shelf Registration Statement”), which Shelf Registration Statement is effective under the US Securities Act and is not subject to any stop order, and (ii) the related prospectus dated July 9, 2014 and the prospectus

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supplement thereto dated December 22, 2016 (such prospectus and prospectus supplement, collectively, including the information incorporated by reference therein, the “Prospectus”). Each of the Shelf Registration Statement and the Prospectus complies as to form with the applicable requirements of the US Securities Act, and neither the Shelf Registration Statement (as of its deemed effective date for purposes hereof) or the Prospectus (as of its date or as of the date hereof ) contained or contains (as applicable) any untrue statement of a material fact or omitted or omits (as applicable) to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading. Upon issuance, the Warrants and the Underlying Shares will be freely tradable without restriction under United States federal and state securities laws by Persons that are not “affiliates” of the Company (within the meaning of Rule 144 under the US Securities Act), but subject to restrictions under Canadian Securities Laws as and to the extent applicable, as set forth in Section 4.1.

3.2 Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account. Such Purchaser understands that the Purchase Warrants are “restricted securities” in Canada and have not been qualified by any prospectus filed under applicable Canadian Securities Laws, and is acquiring the Purchase Warrants as principal for its own account and not with a view to or for distributing or reselling such Purchase Warrants or any Underlying Shares or any part thereof in violation of applicable Canadian Securities Laws, has no present intention of distributing any of such securities in violation of applicable Canadian Securities Laws and has no direct or indirect

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arrangement or understandings with any other persons to distribute or regarding the distribution of such securities in violation of applicable Canadian Securities Laws (this representation and warranty not limiting such Purchaser’s right to sell such securities in compliance with applicable Canadian Securities Laws). Such Purchaser is acquiring the Purchase Warrants hereunder in the ordinary course of its business.

(c) Purchaser Status. At the time such Purchaser was offered the Purchase Warrants, it was, as of the date hereof it is, and as of the Closing Date it will be:

(i) either

(a) not a natural person (which includes an individual within the meaning of the OSA), or, if a natural person, it is acting in the capacity of trustee, executor, administrator or personal or other legal representative of a person who is not a natural person; (b) purchasing as principal a sufficient number of Purchase Warrants such that such Purchaser’s Subscription Amount is at least CAD$150,000 paid in cash at the Closing; and (c) not a person created or used solely to purchase or hold securities in reliance on the prospectus exemption set out in section 2.10 of NI 45-106; or

(a) an “accredited investor” as such term is defined in section 1.1 of NI 45-106 and section 73.3(1) of the OSA and has properly completed and duly executed, and fully understands the content of, the Accredited Investor Certificate annexed to this Agreement as Schedule A indicating the means by which such Purchaser is an “accredited investor” and confirms the truth and accuracy of all statements made therein by such Purchaser; and (b) not a person created or used solely to purchase or hold securities as an “accredited investor” as described in paragraph (m) of the definition of “accredited investor” in section 1.1 of NI 45-106; and

(ii) (A) resident in Alberta, British Columbia or Ontario and (B) a “permitted client” as such term is defined in section 1.1. of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations and has properly completed and duly executed, and fully understands the content of, the Permitted Client Certificate annexed to this Agreement as Schedule C indicating the means by which such Purchaser is a “permitted client” and confirms the truth and accuracy of all statements made therein by such Purchaser, and hereby acknowledges the receipt of the notice with respect to Rodman & Renshaw, a unit of H.C. Wainwright, Co., LLC, contained in Schedule D to this Agreement.

(d) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Purchase Warrants, and has so evaluated the merits and

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risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Purchase Warrants and, at the present time, is able to afford a complete loss of such investment. Such Purchaser and its advisors, if any, have been furnished with all materials relating to the business, financial condition and results of operations of the Company, and materials relating to the offer and sale of the Purchase Warrants, that have been requested by such Purchaser or its advisors, if any. Such Purchaser acknowledges and understands that its investment in the Purchase Warrants involves a significant degree of risk.

(e) General Solicitation. Such Purchaser is not purchasing the Purchase Warrants as a result of any advertisement, article, notice or other communication regarding the Purchase Warrants published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f) Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the prospectus supplement filed with the Commission in respect of the Purchase Warrants, the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Purchase Warrants and the merits and risks of investing in the Purchase Warrants; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Such Purchaser acknowledges and agrees that neither the Placement Agent nor any Affiliate of the Placement Agent has provided such Purchaser with any information or advice with respect to the Purchase Warrants nor is such information or advice necessary or desired. In connection with the issuance of the Purchase Warrants to such Purchaser, neither the Placement Agent nor any of its Affiliates has acted as a financial advisor or fiduciary to such Purchaser. Such Purchaser has no knowledge of a “material fact” or a “material change” (as those terms are defined in applicable Canadian Securities Laws) in the affairs of the Company that has not been generally disclosed to the public.

(g) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser has not, directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers

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managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Purchase Warrants covered by this Agreement. Other than to other Persons party to this Agreement or to such Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, agents and Affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

(h) Brokers and Finders. Other than the Placement Agent, no Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or any Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser.

(i) Independent Investment Decision. Such Purchaser has independently evaluated the merits of its decision to purchase Purchase Warrants pursuant to the Transaction Documents, and such Purchaser confirms that it has not relied on the advice of any other Purchaser’s business and/or legal counsel in making such decision. Such Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Purchase Warrants constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Purchase Warrants.

(j) Reliance on Exemptions. Such Purchaser understands that the Purchase Warrants are being offered and sold to it in reliance on specific exemptions from the prospectus requirements of applicable Canadian Securities Laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Purchase Warrants.

(k) No Governmental Review. Such Purchaser understands that no United States or Canadian federal or state, provincial or territorial agency nor any other government or governmental agency has passed on or made any recommendation or endorsement of the Purchase Warrants or the fairness or suitability of the investment in the Purchase Warrants nor have such authorities passed upon or endorsed the merits of the offering of the Purchase Warrants.

(l) Regulation M. Such Purchaser is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Common Stock and other activities with respect to the Common Stock by the Purchasers.

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(m) No Financial Assistance. Such Purchaser has not received nor does it expect to receive any financial assistance from the Company, either directly or indirectly, in respect of the purchase of the Purchase Warrants.

(n) No Representations. Except as provided in Section 2.2 and Section 3.1(f), no person has made any written or oral representations to such Purchaser:

(i) that any person will resell or repurchase the Purchase Warrants or the Underlying Shares;

(ii) that the Purchase Warrants will be freely tradeable by such Purchaser in Canada without any restrictions or hold periods;

(iii) that any person will refund the purchase price of the Purchase Warrants; or

(iv) as to the future price or value of the Purchase Warrants or the Underlying Shares.

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby (except to the extent any breach of any representation or warranty by a Purchaser renders any representation or warranty of the Company untrue or incapable of being true).

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Purchase Warrant and the Underlying Shares may only be disposed of in compliance with applicable Canadian Securities Laws. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Purchaser under this Agreement.

(b) The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Purchase Warrants and Underlying Shares substantially in the following form:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) [INSERT THE CLOSING DATE], AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.

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(c) Certificates evidencing the Underlying Shares (i) shall not contain the legend set forth in Section 4.1(b) (X) if the Underlying Shares are qualified by the Qualification Prospectus or (Y) if the Underlying Shares are issued prior to the issuance of a receipt for the Qualification Prospectus and at least four months have elapsed since the issuance of the Purchase Warrant; and (ii) shall in no event contain any legend other than the legend set forth in Section 4.1(b).

(d) Each Purchaser, severally and not jointly with the other Purchasers, agrees with the Company that such Purchaser will sell any Purchase Warrants or Underlying Shares pursuant to the prospectus rules under Canadian Securities Laws, including any applicable prospectus requirements, or an exemption therefrom.

4.2 Furnishing of Information; Public Information. The Company covenants to use reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act or applicable Canadian Securities Laws.

4.3 Securities Laws Disclosure; Publicity. The Company shall (a) by 9:30 a.m. (New York City time) on the Trading Day immediately following the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act. From and after the issuance of such press release, the Company represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission (other than the Qualification Prospectus) or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such permitted disclosure permitted.

4.4 Personal Information. Each Purchaser acknowledges and consents:

(a) to the fact that the Company is collecting such Purchaser’s personal information (as that term is defined under applicable privacy legislation, including, without limitation, the Personal Information Protection and Electronic Documents Act (Canada) and any other applicable similar, replacement or supplemental Canadian provincial or federal legislation or laws in effect from time to time) for the purposes of completing this Agreement;

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(b) to the fact that the Company may establish and maintain a file of such Purchaser’s personal information for the purposes set out below, which will be accessible at the head office of the Company; that authorized employees and agents of the Company will have access to such Purchaser’s personal information; and that such Purchaser may request access to or correction of its personal information in the Company’s possession by writing to the Company, to the attention of its Corporate Secretary;

(c) to the Company retaining such personal information, either inside or outside of Canada, for as long as permitted or required by law or business practices;

(d) to the fact that the Company may be required by applicable securities laws, the rules and policies of the Exchange or the rules of the Investment Industry Regulatory Organization of Canada, as the case may be, to provide such regulatory authorities with any personal information provided by such Purchaser in this Agreement;

(e) to the fact that the Company may use and disclose such Purchaser’s personal information as follows:

(i) for internal use with respect to managing the relationships between and contractual obligations of the Company and such Purchaser;

(ii) for use and disclosure for income tax-related purposes;

(iii) for disclosure to securities regulatory authorities and other regulatory bodies with jurisdiction with respect to reports of trade and similar regulatory filings;

(iv) for disclosure to governmental or other authorities to which the disclosure is required by court order or subpoena compelling such disclosure and where there is no reasonable alternative to such disclosure;

(v) for disclosure to professional advisors of the Company in connection with the performance of their professional services;

(vi) for disclosure to any Person where such disclosure is necessary for legitimate business reasons and is made with such Purchaser’s prior written consent;

(vii) for disclosure to a court determining the rights of the parties under this Agreement; or

(viii) for use and disclosure as otherwise required or permitted by law.

Without limiting the generality of the foregoing, such Purchaser acknowledges that it has been notified that:

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(i) the Company will deliver to the applicable securities regulatory authority or regulator certain personal information pertaining to such Purchaser, including such Purchaser’s full name, residential address and telephone number, email address, the number of Purchase Warrants purchased by such Purchaser, the total purchase price paid for such Purchase Warrants, the prospectus exemption relied on by the Company and the date of distribution of the Purchase Warrants,

(ii) such information is being collected indirectly by the applicable securities regulatory authority or regulator under the authority granted to it under the applicable Canadian Securities Laws;

(iii) such information is being collected for the purposes of the administration and enforcement of the securities legislation of the local Canadian jurisdiction; and

(iv) such Purchaser may contact the public officials listed on Schedule B hereto with respect to questions about the security regulatory authority’s or regulator’s indirect collection of such information.

4.5 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Purchase Warrants under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.6 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 2, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto such Purchaser shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company delivers any material, non-public information to a Purchaser without such Purchaser’s consent, the Company hereby covenants and agrees that such purchaser shall not have any duty of confidentiality to Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates, or a duty to the Company, and of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates not to trade on the basis of, such material, non-public information, provided that the Purchaser shall remain subject to applicable law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

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4.7 Use of Proceeds. The Company shall use the net proceeds from the sale of the Purchase Warrants hereunder for working capital purposes and shall not use such proceeds: (a) for the redemption of any Common Stock or Common Stock Equivalents, (b) for the settlement of any outstanding litigation or (c) in violation of FCPA or OFAC regulations. Notwithstanding the foregoing, nothing in this Section 4.7 shall prohibit the Company from using the proceeds from the sale of the Purchase Warrants for the repayment of debt outstanding as of the day of this Agreement.

4.8 Indemnification of Purchasers. Subject to the provisions of this Section 4.8, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the US Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Parties, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Parties may have with any such stockholder or any violations by such Purchaser Parties of provincial, state or federal securities laws or any conduct by such Purchaser Parties which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

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4.9 Reservation of Common Stock. As of the date hereof, the Company has reserved, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Underlying Shares upon the exercise or deemed exercise of the Purchase Warrants to be issued pursuant to this Agreement.

4.10 Listing of Common Stock. The Company hereby agrees to use best efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed, and on the date hereof, the Company shall apply to list or quote all of the Underlying Shares on such Trading Market and promptly secure the listing of all of the Underlying Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, including the Exchange, it will then include in such application all of the Underlying Shares, and will take such other action as is necessary to cause all of the Underlying Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing or quotation and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.11 Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Purchase Warrants or Underlying Shares or otherwise.

4.12 Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.3, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents. Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees

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that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.3, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.3 and (iii) no Purchaser shall have any duty not to trade in the securities of the Company to the Company or its Subsidiaries after the issuance of the initial press release as described in Section 4.3. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Purchase Warrants covered by this Agreement.

4.13 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Underlying Shares upon the exercise or deemed exercise of the Purchase Warrants may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Purchase Warrants pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.14 Qualification Prospectus and Exchange Listing. The Company shall use its best efforts to ensure that a receipt is issued for the Qualification Prospectus and the shares of Common Stock are accepted for listing on the Exchange by no later than the Qualification Deadline.

4.15 Contractual Right of Action for Rescission. The Purchase Warrants shall be considered to be “special warrants” within the meaning of applicable Canadian Securities Laws. As such, in the event that a Purchaser who acquires Underlying Shares upon the exercise or deemed exercise of the Purchase Warrants is or becomes entitled under applicable Canadian Securities Laws to the remedy of rescission by reason of a misrepresentation in the Qualification Prospectus, or any amendment thereto, qualifying for distribution the Underlying Shares to be issued on exercise of the Purchase Warrants, such Purchaser shall, subject to available defences and any limitation period under applicable Canadian Securities Laws, be entitled to rescission not only of such Holder’s exercise of its Purchase Warrants but also of the private placement transaction pursuant to which the Purchase Warrants were initially acquired, and shall be entitled in connection with such rescission to a full refund of all consideration paid to the Company on the acquisition of the Purchase Warrants. In the event that such Purchaser is a permitted assignee of the interest of the original purchaser of the Purchase Warrants, such permitted assignee shall be permitted to exercise the rights of rescission and refund granted hereunder as if such permitted assignee was such original purchaser. The foregoing right, which is extended by the Company in respect of the Purchase Warrants issued by the Company pursuant to accepted

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subscriptions at the Closing, is in addition to any other right or remedy available to a holder of Purchase Warrants under Section 130 of the OSA or equivalent provisions of applicable Canadian Securities Laws, or otherwise at law, and is subject to the defences and limitations described under such Canadian Securities Laws. The Company shall notify each Purchaser of the occurrence of each of the events set forth in Section 2.2, including the occurrence of the Qualification Date (in which case the Company shall certify to each Purchaser that it has occurred) or the failure of the Qualification Date to occur by the Qualification Deadline, in each case as promptly as possible (and in any event within one Business Day) thereafter.

ARTICLE V.

MISCELLANEOUS

5.1 Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before December 30, 2016; provided, however, that such termination will not affect the right of any party to sue for any breach by any other party (or parties).

5.2 Currency. Unless otherwise specified herein, all references in this Agreement to dollars, $ or currency are to the lawful currency of the United States of America.

5.3 Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Purchase Warrants or Underlying Shares to the Purchasers.

5.4 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.5 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required

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to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.

5.6 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchasers holding at least 50.1% in interest of the Purchase Warrants then outstanding or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought, provided that if any amendment, modification or waiver disproportionately and adversely impacts a Purchaser (or group of Purchasers), the consent of such disproportionately impacted Purchaser (or group of Purchasers) shall also be required. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any proposed amendment or waiver that disproportionately, materially and adversely affects the rights and obligations of any Purchaser relative to the comparable rights and obligations of the other Purchasers shall require the prior written consent of such adversely affected Purchaser, Any amendment effected in accordance with accordance with this Section 5.6 shall be binding upon each Purchaser and holder of Purchase Warrants and the Company.

5.7 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Purchase Warrants, provided that such transferee agrees in writing to be bound, with respect to the transferred Purchase Warrants, by the provisions of the Transaction Documents that apply to the “Purchasers.”

5.9 No Third-Party Beneficiaries. The Placement Agent shall be the third party beneficiary of the representations and warranties of the Company in Section 3.1 and the representations and warranties of the Purchasers in Section 3.2. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.7 and this Section 5.9.

5.10 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and

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any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party hereto shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.8, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

5.11 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Purchase Warrants.

5.12 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.13 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.14 Replacement of Purchase Warrants. If any certificate or instrument evidencing any Purchase Warrants is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of

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mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Purchase Warrants.

5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents (without the necessity of posting bonding or other security). The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereof or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. The legal counsels of the Placement Agent do not represent any of the Purchasers and only represents the Placement Agent. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers.

5.17 Reserved.

5.18 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.19 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

- - 35 - -

5.20 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

- - 36 - -

IN WITNESS WHEREOF, the parties hereto have caused this Canadian Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

BIOAMBER INC.	Address for Notice: Mr. Jean-François Huc, CEO 1250 Rene-Levesque West Suite 4310 Montreal, Quebec, Canada H3B 4W8 Fax: (514) 844-1414 Email: jf.huc@bio-amber.com

By:	/s/ Jean-François Huc
Name: Jean-François Huc
Title: Chief Executive Officer

With a copy to (which shall not constitute notice):

Mr. Thomas Desbiens, General Counsel

1250 Rene-Levesque West

Suite 4310

Montreal, Quebec, Canada

H3B 4W8

Fax: (514) 844-1414

Email: Thomas.desbiens@bio-amber.com

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

- - 37 - -

[PURCHASER SIGNATURE PAGES TO BIOAMBER SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Canadian Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory:

Facsimile Number of Authorized Signatory:

Address for Notice to Purchaser:

with a copy to (which shall not constitute notice):

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Subscription Amount: $

Purchase Warrants:

EIN Number:

[SIGNATURE PAGES CONTINUE]

- - 38 - -

SCHEDULE A

ACCREDITED INVESTOR CERTIFICATE

TO:	BIOAMBER INC.

In connection with the subscription (the “Subscription”) for purchase warrants issued by BioAmber Inc. (the “Company”), the undersigned represents and warrants that the undersigned has read the following definitions of “accredited investor” from section 1.1 of National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) and section 73.3(1) of the Securities Act (Ontario) (the “Ontario Act”), and acknowledges and agrees that upon execution of this Schedule A, including, if applicable, Annex 1 attached hereto, by the Purchaser, this Schedule A shall be incorporated into and form a part of the Canadian Securities Purchase Agreement, and certifies that the undersigned is an accredited investor as indicated below (check one or more):

(a)	a Canadian financial institution, or a Schedule III bank or, if resident in or otherwise subject to the laws of Ontario, (i) financial institution described in paragraph 1, 2 or 3 of subsection 73.1(1) of the Ontario Act or (ii) such other financial institutions as may be prescribed by the regulations under the Ontario Act	☐

(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada)	☐

(c)	a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary	☐

(d)	a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer or, if resident in or otherwise subject to the laws of Ontario, a person registered under the securities legislation of a province or territory of Canada as an adviser or dealer, except as otherwise prescribed by the regulations under the Ontario Act	☐

(e)	an individual registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d)	☐

(e.1)	an individual formerly registered under the securities legislation of a jurisdiction of Canada, other than an individual formerly registered solely as a representative of a limited market dealer under one or both of the Ontario Act or the Securities Act (Newfoundland and Labrador)	☐

(f)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada	☐

- - 39 - -

(g)	a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec	☐

(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government	☐

(i)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) a pension commission or similar regulatory authority of a jurisdiction of Canada	☐

(j)	an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds CAD$1,000,000	☐ *

(j.1)	an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds CAD$5,000,000	☐

(k)	an individual whose net income before taxes exceeded CAD$200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded CAD$300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year	☐ *

(l)	an individual who, either alone or with a spouse, has net assets of at least CAD$5,000,000	☐ *

(m)	a person, other than an individual or investment fund, that has net assets of at least CAD$5,000,000 as shown on its most recently prepared financial statements	☐

(n)	an investment fund that distributes or has distributed its securities only to:	☐

(i)	a person that is or was an accredited investor at the time of the distribution,

(ii)	a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment], or 2.19 [Additional investment in investment funds] of NI 45-106, or

(iii)	a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment] of NI 45-106

- - 40 - -

(o)	an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt	☐

(p)	a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be	☐

(q)	a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction	☐

(r)	a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded	☐

(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function	☐

(t)	a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors	☐

(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser	☐

(v)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor	☐

(v.1)	if resident in or otherwise subject to the laws of Ontario, a person or company that is recognized or designated by the Ontario Securities Commission as an accredited investor	☐

(v.2)	if resident in or otherwise subject to the laws of Ontario, such other persons or companies as may be prescribed by the regulations under the Ontario Act.	☐

- - 41 - -

(w)	a trust established by an accredited investor for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor’s spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse	☐

IF ANY OF THE CATEGORIES SET FORTH AT THE IMMEDIATELY PRECEDING PARAGRAPHS (j), (k) OR (l) OF THIS CERTIFICATE IS BEING RELIED UPON, A RISK ACKNOWLEDGEMENT FORM IN THE FORM OF ANNEX 1 TO SCHEDULE A ANNEXED HERETO MUST BE COMPLETED AND EXECUTED BY THE PURCHASER AND RETURNED TO THE COMPANY. SECTION 5 OF THE RISK ACKNOWLEDGEMENT FORM MUST BE COMPLETED BY THE APPLICABLE SALESPERSON.

For the purposes hereof:

(a)	“Canadian financial institution” means

(i)	an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of the Cooperative Credit Associations Act (Canada), or

(ii)	a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

(b)	“control person” has the meaning ascribed to that term in securities legislation except in Manitoba, Ontario, Quebec, Nova Scotia, Newfoundland and Labrador, Prince Edward Island, the Northwest Territories and Nunavut where “control person” means any person that holds or is one of a combination of persons that hold

(i)	a sufficient number of any of the securities of an issuer so as to affect materially the control of the issuer, or

(ii)	more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holding of those securities does not affect materially the control of that issuer;

(c)	“director” means a person acting in a capacity similar to that of a director of a company;

(d)	“eligibility adviser” means:

(i)	a person that is registered as an investment dealer or in an equivalent category of registration under the securities legislation of the jurisdiction of a purchaser and authorized to give advice with respect to the type of security being distributed, and

(ii)	in Saskatchewan or Manitoba, also means a lawyer who is a practising member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not:

- - 42 - -

(A)	have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders or control persons, and

(B)	have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

(e)	“executive officer” means, for an issuer, an individual who is:

(i)	a chair, vice-chair or president,

(ii)	a vice-president in charge of a principal business unit, division or function including sales, finance or production, or

(iii)	performing a policy-making function in respect of the issuer;

(f)	“financial assets” means (i) cash, (ii) securities or (iii) a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

(g)	“financial institution described in paragraph 1, 2 or 3 of subsection 73.1(1) of the Ontario Act is (1) a bank listed in Schedule 1, II or III to the Bank Act (Canada); (2) an association to which the Cooperative Credit Associations Act (Canada) applies or a central cooperative credit society for which an order has been made under subsection 473(1) of that Act; and (3) a loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative or credit union league or federation that is authorized by a statute of Canada or Ontario to carry on business in Canada or Ontario, as the case may be;

(h)	“founder” means, in respect of an issuer, a person who,

(i)	acting alone, in conjunction or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and

(ii)	at the time of the trade is actively involved in the business of the issuer;

(i)	“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

(j)	“investment fund” has the meaning ascribed thereto in National Instrument 81-106 - Investment Fund Continuous Disclosure or Regulation 81-106 respecting Investment Fund Continuous Disclosure (Québec);

(k)	“person” includes:

(i)	an individual,

(ii)	a corporation,

(iii)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

- - 43 - -

(iv)	an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;

(l)	“related liabilities” means:

(i)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

(ii)	liabilities that are secured by financial assets;

(m)	“spouse” means, an individual who,

(i)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,

(ii)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

(iii)	in Alberta, is an individual referred to in paragraph (i) or (ii) immediately above or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and

(n)	“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary;

Affiliated Entities and Control

1.	An issuer is considered to be an affiliate of another issuer if one of them is the subsidiary of the other, or if each of them is controlled by the same person.

2.	A person (first person) is considered to control another person (second person) if:

(a)	the first person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless the first person holds the voting securities only to secure an obligation,

(b)	the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests in the partnership, or

(c)	the second person is a limited partnership and the general partner of the limited partnership is the first person.

All monetary references are in Canadian Dollars.

- - 44 - -

The foregoing representation is true and accurate as of the date of this certificate and will be true and accurate as of the closing of the Subscription. If any such representation shall not be true and accurate prior to the closing of the Subscription, the undersigned shall give immediate written notice of such fact to the Company.

Dated:                     , 2016

Name of Purchaser

Name of witness	Signature of Purchaser

Signature of witness	If the Purchaser is a corporation, print name and title of Authorized Signing Officer

- - 45 - -

ANNEX 1 TO SCHEDULE A

FORM 45-106F9

FORM FOR INDIVIDUAL ACCREDITED INVESTORS

WARNING! This investment is risky. Don’t invest unless you can afford to lose all the money you pay for this investment.

SECTION 1 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER

1. About your investment

Type of securities: Purchase Warrants of the Issuer	Issuer: BioAmber Inc. (the “Issuer”)

Purchased from: The Issuer

SECTIONS 2 TO 4 TO BE COMPLETED BY THE PURCHASER

2. Risk acknowledgement

This investment is risky. Initial that you understand that:	Your initials

Risk of loss – You could lose your entire investment of $ . [Instruction: Insert the total dollar amount of the investment.]

Liquidity risk – You may not be able to sell your investment quickly – or at all.

Lack of information – You may receive little or no information about your investment.

Lack of advice – You will not receive advice from the salesperson about whether this investment is suitable for you unless the salesperson is registered. The salesperson is the person who meets with, or provides information to, you about making this investment. To check whether the salesperson is registered, go to www.aretheyregistered.ca.

3. Accredited investor status

You must meet at least one of the following criteria to be able to make this investment. Initial the statement that applies to you. (You may initial more than one statement.) The person identified in section 6 is responsible for ensuring that you meet the definition of accredited investor. That person, or the salesperson identified in section 5, can help you if you have questions about whether you meet these criteria.	Your initials

Your net income before taxes was more than CAD$200,000 in each of the 2 most recent calendar years, and you expect it to be more than CAD$200,000 in the current calendar year. (You can find your net income before taxes on your personal income tax return.)

•    Your net income before taxes combined with your spouse’s was more than CAD$300,000 in each of the 2 most recent calendar years, and you expect your combined net income before taxes to be more than CAD$300,000 in the current calendar year.

• Either alone or with your spouse, you own more than CAD$1 million in cash and securities, after subtracting any debt related to the cash and securities.

• Either alone or with your spouse, you have net assets worth more than CAD$5 million. (Your net assets are your total assets (including real estate) minus your total debt.)
4. Your name and signature

By signing this form, you confirm that you have read this form and you understand the risks of making this investment as identified in this form.

First and last name (please print):

Signature:	Date:

SECTION 5 TO BE COMPLETED BY THE SALESPERSON

5. Salesperson information

[Instruction: The salesperson is the person who meets with, or provides information to, the purchaser with respect to making this investment. That could include a representative of the issuer or selling security holder, a registrant or a person who is exempt from the registration requirement.]

First and last name of salesperson (please print):

Telephone:	Email:

Name of firm (if registered):

SECTION 6 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER

6. For more information about this investment

BioAmber Inc. 1250 René-Lévesque West Suite 4310 Montreal, Québec, Canada H3B 4W8 Tel: 514-844-8000 Jean-François Huc, Chief Executive Officer jfhuc@bio-amber.com

For more information about prospectus exemptions, contact your local securities regulator. You can find contact information at www.securities-administrators.ca.

Form instructions:

1.	This form does not mandate the use of a specific font size or style but the font must be legible.

2.	The information in sections 1, 5 and 6 must be completed before the purchaser completes and signs the form.

3.	The purchaser must sign this form. Each of the purchaser and the issuer or selling security holder must receive a copy of this form signed by the purchaser. The issuer or selling security holder is required to keep a copy of this form for 8 years after the distribution.

SCHEDULE B

CANADIAN SECURITIES REGULATORS CONTACT INFORMATION

Alberta Securities Commission

Suite 600, 250 – 5th Street SW

Calgary, Alberta T2P 0R4

Telephone: (403) 297-6454

Toll free in Canada: 1-877-355-0585

Facsimile: (403) 297-2082

Attention: Corporate Secretary and Senior Legal Counsel

Ontario Securities Commission

20 Queen Street West, 22nd Floor

Toronto, Ontario M5H 3S8

Telephone: (416) 593- 8314

Toll free in Canada: 1-877-785-1555

Facsimile: (416) 593-8122

Email: exemptmarketfilings@osc.gov.on.ca

Public official contact regarding indirect collection of information: Inquiries Officer

British Columbia Securities Commission

P.O. Box 10142, Pacific Centre

701 West Georgia Street

Vancouver, British Columbia V7Y 1L2

Inquiries: (604) 899-6854

Toll free in Canada: 1-800-373-6393

Facsimile: (604) 899-6581

Email: inquiries@bcsc.bc.ca

Attention: FOI Inquiries

Prince Edward Island Securities Office 95 Rochford Street, 4th Floor Shaw Building P.O. Box 2000 Charlottetown, Prince Edward Island C1A 7N8 Telephone: (902) 368-4569 Facsimile: (902) 368-5283

The Manitoba Securities Commission 500 – 400 St. Mary Avenue Winnipeg, Manitoba R3C 4K5 Telephone: (204) 945-2548 Toll free in Manitoba 1-800-655-5244 Facsimile: (204) 945-0330 Attention: Director

Autorité des marchés financiers

800, Square Victoria, 22e étage

C.P. 246, Tour de la Bourse

Montréal, Québec H4Z 1G3

Telephone: (514) 395-0337 or 1-877-525-0337

Facsimile: (514) 873-6155 (For filing purposes only) Facsimile: (514) 864-6381 (For privacy requests only) Email: financementdessocietes@lautorite.qc.ca (For corporate finance issuers); fonds_dinvestissement@lautorite.qc.ca (For investment fund issuers)

Attention: Secrétaire Générale

Financial and Consumer Services Commission (New Brunswick)

85 Charlotte Street, Suite 300

Saint John, New Brunswick E2L 2J2

Telephone: (506) 658-3060

Toll free in Canada: 1-866-933-2222

Facsimile: (506) 658-3059

Email: info@fcnb.ca

Attention: Privacy Officer

Financial and Consumer Affairs Authority of Saskatchewan Suite 601 - 1919 Saskatchewan Drive Regina, Saskatchewan S4P 4H2 Telephone: (306) 787-5879 Facsimile: (306) 787-5899 Attention: Deputy Director

Government of Newfoundland and Labrador, Financial Services Regulation Division

P.O. Box 8700, Confederation Building

2nd Floor, West Block, Prince Philip Drive

St. John’s, Newfoundland and Labrador

A1B 4J6

Attention: Director of Securities

Telephone: (709) 729-4189

Facsimile: (709) 729-6187

Nova Scotia Securities Commission

Suite 400, 5251 Duke Street

Duke Tower, P.O. Box 458

Halifax, Nova Scotia B3J 2P8

Telephone: (902) 424-7768

Facsimile: (902) 424-4625

Attention: Director of Corporate Finance

SCHEDULE C

PERMITTED CLIENT CERTIFICATE

TO:	RODMAN & RENSHAW, A UNIT OF H.C. WAINWRIGHT, CO., LLC

If required pursuant to subsection 3.2(c)(3) of the Canadian Securities Purchase Agreement and in connection with the subscription (the “Subscription”) for purchase warrants issued by BioAmber Inc. (the “Company”), the undersigned represents and warrants that the undersigned has read the following definitions of “permitted client” from section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations (“NI 31-103”), and acknowledges and agrees that upon execution of this Schedule C by the Purchaser, this Schedule C shall be incorporated into and form a part of the Canadian Securities Purchase Agreement, and certifies that the undersigned is a permitted client as indicated below (check one or more):

(a) a Canadian financial institution, or an authorized foreign bank listed in Schedule III of the Bank Act (Canada) (i.e., a “Schedule III bank”)	☐

(b) the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada)	☐

(c)    a subsidiary of any person or company referred to in paragraph (a) or (b), if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of the subsidiary

☐

(d) a person or company registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than as a scholarship plan dealer or a restricted dealer	☐

(e)    a pension fund that is regulated by either the federal Office of the Superintendent of Financial Institutions or a pension commission or similar regulatory authority of a jurisdiction of Canada or a wholly-owned subsidiary of such a pension fund

☐

(f) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (e)	☐

(g) the Government of Canada or a jurisdiction of Canada, or any Crown corporation, agency or wholly-owned entity of the Government of Canada or a jurisdiction of Canada	☐

(h) any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government	☐

(i)     a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec

☐

(j)     a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a managed account managed by the trust company or trust corporation, as the case may be

	☐	*

(k)    a person or company acting on behalf of a managed account managed by the person or company, if the person or company is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction

	☐	*

(l)     an investment fund if one or both of the following apply:

(i)     the fund is managed by a person or company registered as an investment fund manager under the securities laws of Canada;

(ii)    the fund is advised by a person or company authorized to act as an adviser under the legislation of a jurisdiction of Canada.

	☐	*

(m)   a registered charity under the Income Tax Act (Canada) that obtains advice on the securities to be traded from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity

☐

(n) an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $5 million	☐

(o)    a person or company that is entirely owned by an individual or individuals referred to in paragraph (n), who holds the beneficial ownership interest in the person or company directly or through a trust, the trustee of which is a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction

☐

(p) a person or company, other than an individual or an investment fund, that has net assets of at least $25 million as shown on its most recently prepared financial statements	☐

(q) a person or company that distributes securities of its own issue in Canada only to persons or companies referred to in paragraphs (a) to (p)	☐

For the purposes hereof:

(a)	“Canadian financial institution” means

(i)	an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of the Cooperative Credit Associations Act (Canada), or

(ii)	a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

(b)	“Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

(c)	“control”, for the purposes of the Schedule C, shall mean that a company shall be deemed to be controlled by another person or company or by two or more companies if:

(a)	voting securities of the first-mentioned company carrying more than 50 per cent of the votes for the election of directors are held, otherwise than by way of security only, by or for the benefit of the other person or company or by or for the benefit of the other companies; and

(b)	the votes carried by such securities are entitled, if exercised, to elect a majority of the board of directors of the first-mentioned company

(d)	“director” means a person acting in a capacity similar to that of a director of a company;

(e)	“eligibility adviser” means:

(i)	a person that is registered as an investment dealer or in an equivalent category of registration under the securities legislation of the jurisdiction of a purchaser and authorized to give advice with respect to the type of security being distributed, and

(ii)	in Saskatchewan or Manitoba, also means a lawyer who is a practising member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not:

(A)	have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders or control persons, and

(B)	have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons

(f)	“financial assets” means (i) cash, (ii) securities or (iii) a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

(g)	“investment fund” has the meaning ascribed thereto in National Instrument 81-106 - Investment Fund Continuous Disclosure or Regulation 81-106 respecting Investment Fund Continuous Disclosure (Québec);

(h)	“person” includes:

(i)	an individual,

(ii)	a corporation,

(iii)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

(iv)	an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;

(i)	“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary;

Affiliated Entities and Control

1.	An issuer is considered to be an affiliate of another issuer if one of them is the subsidiary of the other, or if each of them is controlled by the same person.

2.	A person (first person) is considered to control another person (second person) if:

(a)	the first person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless the first person holds the voting securities only to secure an obligation,

(b)	the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests in the partnership, or

(c)	the second person is a limited partnership and the general partner of the limited partnership is the first person.

All monetary references are in Canadian Dollars.

SCHEDULE D

NOTICE TO RESIDENTS OF ALBERTA, BRITISH COLUMBIA AND QUÉBEC

Please be advised that H.C. Wainwright & Co., LLC (the “Placement Agent”) is relying on the “international dealer exemption” in British Columbia, Alberta and Ontario pursuant to section 8.18 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Please note that:

(i)	The Placement Agent is not registered as a dealer in any Canadian province or territory to make the trade;

(ii)	The jurisdiction of the Placement Agent’s head office or principal place of business is in the State of New York in the United States;

(iii)	All or substantially all of the Placement Agent’s assets may be situated outside of Canada;

(iv)	There may be difficulty enforcing legal rights against the Placement Agent because of the above; and

(v)	The name and address of the agent for service of process of the Placement Agent in each of British Columbia, Alberta and Ontario can be found below.

Jurisdiction	Agent	Address
British Columbia	152928 Canada Inc.	c/o Stikeman Elliott LLP 666 Burrard Street, Suite 1700, Park Place Vancouver, British Columbia V6C 2X8 Canada

Alberta	152928 Canada Inc.	c/o Stikeman Elliott LLP 4300 Bankers Hall, 888-3rd Street S.W. Calgary, Alberta T2P 5C5 Canada

Ontario	152928 Canada Inc.	c/o Stikeman Elliott LLP 5300 Commerce Court West 199 Bay Street Toronto, Ontario M5L 1B9 Canada

SCHEDULE 1.1

FORM OF PURCHASE WARRANT

SCHEDULE 3.1(i)

RECENT DEVELOPMENTS